UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 22, 2021

W. R. GRACE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-13953	65-0773649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Grace Drive, Columbia, Maryland 21044-4098
(Address of principal executive offices) (Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

W. R. GRACE & CO.

FORM 8-K
CURRENT REPORT

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on September 22, 2021 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 26, 2021, by and among W. R. Grace & Co., a Delaware corporation (the “Company” or “Grace”), W. R. Grace Holdings LLC (f/k/a Gibraltar Acquisition Holdings LLC), a Delaware limited liability company (“Parent”), and Gibraltar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on September 22, 2021, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned direct subsidiary of Parent (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each then-outstanding share of common stock, par value $0.01 per share, of the Company (“Grace common stock”) (other than shares of Grace common stock held by Grace, Parent or their subsidiaries as provided in the Merger Agreement) was cancelled and retired and automatically converted into the right to receive an amount in cash equal to $70.00 (the “Merger Consideration”), without interest and less any applicable withholding taxes.

At the Effective Time, each option to purchase shares of Grace common stock (each, a “Company Option”) and each stock appreciation right with respect to shares of Grace common stock (each, a “Company SAR”) that was outstanding immediately prior to the Effective Time vested and was converted into the right to receive an amount in cash equal to the product of the Merger Consideration (less the applicable exercise price) and the number of shares of Grace common stock covered by such Company Option or Company SAR (without interest and less applicable withholding taxes). Any Company Option or Company SAR that had a per share exercise price that was greater than or equal to the Merger Consideration was cancelled at the Effective Time for no consideration or payment.

Additionally, at the Effective Time, each restricted stock unit award and each performance-based unit award relating to shares of Grace common stock that was outstanding immediately prior to the Effective Time was assumed and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying the Merger Consideration by the number of shares of Grace common stock covered by such award immediately prior to the Effective Time, which converted cash awards are subject to continued service vesting and other terms as set forth in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On September 22, 2021, in connection with the Merger, W. R. Grace & Co.-Conn. (“Grace Conn”), a subsidiary of the Company, entered into a senior secured credit agreement (the “New Credit Agreement”), among Parent and Grace Conn, as borrowers, W. R. Grace Midco Holdings LLC (“Holdings”), as Holdings, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders party thereto.

The New Credit Agreement provides for (i) a $1.25 billion term loan to Parent (the “New Term Loan Facility”), maturing on the earlier of (a) September 22, 2028 and (b) March 16, 2027 if on such day at least $150 million of Parent’s 4.875% senior secured notes due 2027 (the “2027 Secured Notes”) or Grace Conn’s 4.875% senior notes due 2027 (the “Existing 2027 Notes”) (or any permitted refinancing thereof with a maturity earlier than 91 days after the seventh anniversary of the closing of the Merger) remain outstanding and (ii) a $450 million revolving credit facility (the “New Revolving Facility”), maturing on the earlier of (a) September 22, 2026 or (b) July 2, 2024 if on such day any of Parent’s 5.625% senior secured notes due 2024 (the “2024 Secured Notes” and, together with the 2027 Secured Notes, the “New Secured Notes”) or Grace Conn’s 5.625% 2024 Senior Notes (the “Existing 2024 Notes” and, together with the Existing 2027 Notes, the “Existing Notes”) (or any permitted refinancing thereof with a maturity earlier than 91 days after the fifth anniversary of the closing of the Merger) remain outstanding.

The obligations and guarantees of the borrowers and guarantors, including those of the Company (referred to together as the “loan parties”), under the New Credit Agreement are secured by a first-priority lien on substantially all of the assets of the loan parties, including the assets of the Company, subject to customary exceptions. Accordingly, the guarantees of the obligations under the New Credit Agreement are effectively senior to any unsecured indebtedness of the loan parties, including the Company, to the extent of the value of the assets securing the guarantees.

The proceeds of borrowings under the New Term Loan Facility and New Revolving Facility are permitted to be used at the Effective Time to pay, directly or indirectly, a portion of the aggregate Merger Consideration and to pay fees and expenses related thereto. The proceeds of the New Term Loan Facility may also be used to consummate the Refinancing (as defined below).

At Parent’s election, borrowings under the New Credit Agreement denominated in U.S. Dollars bear interest at (i) a base rate or (ii) an adjusted LIBOR rate for the applicable interest period; in either case, plus an applicable margin.

The New Credit Agreement includes certain representations and warranties, affirmative and negative covenants and events of default, all of which apply to the Company, that are usual and customary for an agreement of this type.

The foregoing is a summary description of the New Credit Agreement and does not purport to be complete.

Secured Notes Indenture

On September 22, 2021, the Company entered into an indenture (the “Secured Notes Indenture”), among Parent, as issuer, the Company, certain other of Parent’s direct and indirect domestic wholly-owned subsidiaries and Holdings, as guarantors (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Secured Notes Trustee”) and as collateral agent (the “Secured Notes Collateral Agent”), pursuant to which Parent issued the New Secured Notes.

The obligations and guarantees of Parent and the Guarantors, including those of the Company, under the New Secured Notes are secured by a first-priority lien on substantially all of the assets of Parent and the Guarantors, including the assets of the Company, subject to customary exceptions. The liens securing the obligations and guarantees of Parent and the Guarantors, including those of the Company, under the New Secured Notes rank equally and ratably with the liens securing the obligations and guarantees of such entities under the New Credit Agreement. Accordingly, the guarantees of the New Secured Notes are effectively senior to any unsecured indebtedness of the Guarantors to the extent of the value of the assets of the Guarantors securing the guarantees.

The Secured Notes Indenture contains covenants that, among other things, limit the ability of Parent and the Guarantors to merge or consolidate with any other entity or sell or convey all or substantially all of their assets, create, incur or assume certain liens, dispose of assets that serve as collateral to secure the New Secured Notes, enter into sale and leaseback transactions with respect to principal properties, and require Parent to provide certain information to the Secured Notes Trustee and holders of the New Secured Notes. The Secured Notes Indenture provides for customary events of default.

The foregoing is a summary description of the Secured Notes Indenture and does not purport to be complete.

Unsecured Notes Supplemental Indenture

On September 22, 2021, the Company entered into a first supplemental indenture (the “Unsecured Notes Supplemental Indenture”), among the Company, the other Guarantors and Wilmington Trust, National Association, as trustee (the “Unsecured Notes Trustee”), to the indenture, dated as of August 25, 2021 (as modified by the Unsecured Notes Supplemental Indenture, the “Unsecured Notes Indenture”), between Parent, as issuer, and the Unsecured Notes Trustee, pursuant to which Parent issued $1,155,000,000 aggregate principal amount of its 5.625% senior notes due August 15, 2029 (the “Unsecured Notes”).

Pursuant to the Unsecured Notes Supplemental Indenture, the Company and the other Guarantors guarantee the obligations of Parent under the Unsecured Notes on an unsecured basis, subject to customary exceptions.

The Unsecured Notes Indenture contains covenants that, among other things, limit the ability of Holdings, Parent and Holdings’ restricted subsidiaries (including the Company) to incur additional debt or issue certain preferred shares, incur liens or use assets as security in other transactions, make certain distributions, investments and other restricted payments and merge or consolidate or sell, transfer, lease or otherwise dispose of all or substantially all of the assets of Parent and its restricted subsidiaries and require Parent to provide certain information to the Unsecured Notes Trustee and holders of the Unsecured Notes. In addition, if Parent or any of its restricted subsidiaries (including the Company) sells certain assets, under certain circumstances Parent may be required to offer to purchase the Unsecured Notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. These covenants are subject to a number of important customary qualifications and limitations. The Unsecured Notes Indenture provides for customary events of default.

The foregoing is a summary description of the Unsecured Notes Supplemental Indenture and does not purport to be complete.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 22, 2021, in connection with the completion of the Merger and the entry into the New Credit Agreement, all outstanding obligations (other than contingent obligations not presently due and owing) under that certain Credit Agreement, dated as of April 3, 2018, and amended June 1, 2021, by and among the Company and each subsidiary of the Company that is a borrower or guarantor thereunder and is a signatory thereto and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and various lenders party thereto (the “Existing Credit Agreement”), were repaid and all commitments under the Existing Credit Agreement were terminated (the “Refinancing”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 26, 2021 and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On September 22, 2021, in connection with the completion of the Merger, the Company notified The New York Stock Exchange (“NYSE”) of the completion of the Merger and requested that NYSE delist the Grace common stock and file with the SEC a notification of removal from listing on Form 25 to report that the Grace common stock will no longer be listed on NYSE. Trading of the Grace common stock on NYSE was suspended prior to the opening of trading on September 22, 2021.

The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), terminating registration of the Grace common stock under Section 12(g) of the Exchange Act and suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Introductory Note and under Items 1.01, 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Merger and at the Effective Time, a change of control of the Company occurred, Merger Sub has been merged with and into the Company, with the Company continuing as the Surviving Corporation, and the Company has become a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 5.02.

In accordance with the terms of the Merger Agreement, and effective as of immediately prior to the Effective Time, each member of the board of directors of the Company (the “Board”) resigned from the Board. The members of the Board who voluntarily resigned immediately prior to the Effective Time consist of Robert F. Cummings, Jr., Diane Gulyas, Julie Fasone Holder, Hudson La Force, Henry R. Slack, Christopher J. Steffen, Mark E. Tomkins and Shlomo Yanai. Such resignations were not because of any disagreement on any matter relating to the Company’s operations, policies or practices.

Immediately following the Effective Time, the following individuals became directors of the Company until the earlier of their death, resignation, incapacity or removal or until successors are duly elected or appointed and qualified: David Millstone, David Winter, Jason Pollack, Hamilton South, Henry Slack and Sam Feinstein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit	Location
2.1	Agreement and Plan of Merger, dated as of April 26, 2021, by and among W. R. Grace & Co., Gibraltar Acquisition Holdings LLC and Gibraltar Merger Sub Inc.	Exhibit 2.1 to Form 8-K (filed 4/26/21) SEC File No.: 001-13953
101.INS	Inline XBRL Instance Document	The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema	Filed herewith
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase	Filed herewith
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase	Filed herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Cherée Johnson
Cherée Johnson
Senior Vice President, General Counsel, and Secretary

Dated: September 22, 2021